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                                                                   EXHIBIT 23(i)



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Form S-4 Registration Statement No. 333-40334 and related Prospectus of Stryker Corporation for the registration of up to 343,000 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the consolidated financial statements and schedule of Stryker Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP

Kalamazoo, Michigan
July 10, 2000